                                                                      Exhibit 99



                        FEDERAL REALTY INVESTMENT TRUST


                           Supplemental Information
                              September 30, 2001


                               TABLE OF CONTENTS

1.   Debt Summary.........................................................  E-2

2.   Occupancy
           Percentage Leased..............................................  E-3
           Regional Breakdown.............................................  E-4

3.   Leases Signed Analysis
           Comparable and Non-Comparable..................................  E-5

4.   Development Pipeline.................................................  E-6

5.   Second Quarter Earnings Press Release, November 1, 2001..............  E-7

6.   Glossary of Terms....................................................  E-12






                           1626 East Jefferson Street
                        Rockville, Maryland  20852-4041
                                  301/998-8100

FEDERAL REALTY INVESTMENT TRUST
DEBT ANALYSIS (excluding capital leases and interest rate swaps)
September 30, 2001

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                           Balance
                                                                         Maturity        Rate           (in thousands)
                                                                         --------        ----           -------------
Mortgages
                          Leesburg Plaza                                 10/01/08           6.510%          $    9,900
                          Federal Plaza                                  06/01/11           6.750%              36,387
                          Tysons Station                                 09/01/01           7.400%               6,992
                          164 E Houston Street                           10/06/08           7.500%                 312
                          Barracks Road                                  11/01/15           7.950%              44,300
                          Hauppauge                                      11/01/15           7.950%              16,700
                          Lawrence Park                                  11/01/15           7.950%              31,400
                          Wildwood                                       11/01/15           7.950%              27,600
                          Wynnewood                                      11/01/15           7.950%              32,000
                          Brick Plaza                                    11/01/15           7.415%              33,000
                          Friendship Center                              09/22/03    libor + 1.35%              17,000
                          Construction loan on Woodmont East
                          (may be extended to 8/29/04)                   08/29/02    libor + 1.25%              22,361
                          Construction loan on Santana Row
                          (may be extended to 4/16/06)                   04/16/04   libor + 2.125%              23,047
                          Escondido (Municipal bonds)                    10/01/16        variable   (a)          9,400
                                                                                                           -----------
                                                                                                            $  310,399
                                                                                                           ===========
Notes payable
                          Revolving credit facilities                    12/19/03     libor + .80%          $  165,000
                          Term note with banks                           12/19/03     libor + .95%  (b)        125,000
                          Note issued in connection with
                          renovation of Perring Plaza                    01/31/13           10.00%               2,418
                          Note issued in connection with land purchase   06/30/02     libor + 1.5%               3,400
                          Other                                           various         various                   66
                                                                                                           -----------
                                                                                                            $  295,884
                                                                                                           ===========

Unsecured Public Debt
                          5 1/4% Convertible subordinated debentures     04/30/02           5.250%          $      289
                                                                                                           ===========

                          5 1/4% Convertible subordinated debentures     10/28/03           5.250%          $   75,000
                                                                                                           ===========

                          8% Notes (fixed)                               04/21/02           8.000%          $   25,000
                          6.625% Notes (fixed)                           12/01/05           6.625%              40,000
                          7.48% Debentures                               08/15/26           7.480%              50,000
                          6.82% Medium Term Notes                        08/01/27           6.820%              40,000
                          6.74% Medium Term Notes      (c)               03/10/04           6.370%              39,500
                          6.99% Medium Term Notes      (c)               03/10/06           6.894%              40,500
                          8.75% Notes                                    12/01/09           8.750%             175,000
                                                                                                           -----------
                                                                                                            $  410,000
                                                                                                           ===========

                                                               Total fixed rate debt                        $  851,364        77.99%

                                                               Total variable rate debt                        240,208        22.01%
                                                                                                            ----------     --------

                                                               Total debt                                   $1,091,572       100.00%
                                                                                                            ==========     ========


                                                               Weighted average interest rate:
                                                               ---------------------------------------
                                                                Fixed rate debt                                   6.36%
                                                                Variable on revolving credit facilities           5.34%  (d)
                                                                Variable on muncipal bonds                               (a)

(a) The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount.
(b) The Trust purchased interest rate swaps or hedges on this note, thereby locking in the interest rate at 6.22%.
(c) The Trust purchased interest rate swaps or hedges on these notes, thereby decreasing the effective interest.
(d) Weighted average interest rate on revolving credit facilities and term note for nine months ended September 30, 2001.

DEBT MATURITIES  (excluding capital leases and interest rate swaps)
(In thousands)   (assumes all extensions are exercised)

                                                                                                                 Cumulative
                                                                                             Percent of          Percent of
                                             Scheduled                                          Debt                Debt
                 Year                       Amortization         Maturities      Total        Expiring            Expiring
               -------------------------------------------------------------------------------------------------------------
                 2001                             $     149      $        -    $      149             0.0%              0.0%
                 2002                                   639          28,689        29,328             2.7%              2.7%
                 2003                                   846         382,000       382,846            35.1%             37.8%
                 2004                                 2,811          61,861        64,672             5.9%             43.7%
                 2005                                 3,064          40,000        43,064             4.0%             47.7%
                 2006                                 3,411          63,547        66,958             6.1%             53.8%
                 2007                                 3,686               -         3,686             0.3%             54.1%
                 2008                                 3,918           9,541        13,459             1.2%             55.3%
                 2009                                 4,095         175,045       179,140            16.4%             71.7%
                 2010                                 4,427               -         4,427             0.4%             72.1%
              Thereafter                             21,401         282,442       303,843            27.9%            100.0%
                                                  -------------------------------------------------------

                                                  $  48,447      $1,043,125    $1,091,572          100.00%
                                                  =======================================================

Federal Realty Investment Trust
Percentage Leased Analysis
September 30, 2001

------------------------------------------------------------------------------------------------------------------------------------



           Overall Operating Occupancy
          (Quarter to Quarter Analysis)                      At September 30, 2001                   At September 30, 2000
                                                     ------------------------------------  ----------------------------------------

                     Type                                Size      Leased    Occupancy         Size          Leased      Occupancy
-------------------------------------------------    ------------ ---------- ---------       ----------    ----------    ---------
Retail Properties (leasable square feet)              14,586,960  13,969,698     96%         13,929,402    13,397,528        96%
Rollingwood Apartments (# of units)                          282         282    100%                282           282       100%




           Overall Operating Occupancy                       At September 30, 2001                      At June 30, 2001
               (Rolling 12 Months)                   ------------------------------------  ----------------------------------------

                     Type                                Size        Leased     Occupancy      Size          Leased      Occupancy
-------------------------------------------------    ------------   ----------  ---------    ----------    ----------    ---------
Retail Properties (leasable square feet)              14,586,960    13,969,698      96%      14,401,918    13,763,220        96%
Rollingwood Apartments (# of units)                          282           282     100%             282           281        99%


------------------------------------------------------------------------------------------------------------------------------------


            Same Center Occupancy
        (Quarter to Quarter Comparison)                    At September 30, 2001                      At September 30, 2000
                                                     ------------------------------------   --------------------------------------

                     Type                                Size        Leased     Occupancy      Size          Leased      Occupancy
-------------------------------------------------    ------------   ----------  ---------    ----------    ----------    ---------
Retail Properties (leasable square feet)              13,729,885    13,145,884      96%      13,580,799    13,059,813        96%
Rollingwood Apartments (# of units)                          282           282     100%             282           282       100%


            Same Center Occupancy
             (Rolling 12 Months)                                   At September 30, 2001                  At June 30, 2001

                                                     ------------------------------------------------------------------------------

                     Type                                Size        Leased     Occupancy      Size          Leased      Occupancy
-------------------------------------------------    ------------   ----------  ---------    ----------    ----------    ---------
Retail Properties (leasable square feet)              13,729,885    13,145,884      96%      13,676,328    13,072,483        96%
Rollingwood Apartments (# of units)                          282           282     100%             282           281        99%

         Overall Operating Occupancy
        (Quarter to Quarter Analysis)


                     Type
------------------------------------------------------
Retail Properties (leasable square feet)
Rollingwood Apartments (# of units)


         Overall Operating Occupancy
             (Rolling 12 Months)                                 At March 31, 2001                     At December 31, 2000
                                                        -----------------------------------    ------------------------------------

                     Type                                   Size       Leased    Occupancy        Size        Leased      Occupancy
------------------------------------------------------  ------------ ----------  ---------     ----------   ----------    ---------
Retail Properties (leasable square feet)                 14,609,901  13,938,466     95%        14,101,425   13,504,384        96%
Rollingwood Apartments (# of units)                             282         281     99%               282          282       100%



------------------------------------------------------------------------------------------------------------------------------------



             Same Center Occupancy
        (Quarter to Quarter Comparison)


                     Type
------------------------------------------------------

Retail Properties (leasable square feet)
Rollingwood Apartments (# of units)



             Same Center Occupancy
              (Rolling 12 Months)                                At March 31, 2001                       At December 31, 2000
                                                        ----------------------------------------------------------------------------

                     Type                                   Size       Leased    Occupancy        Size        Leased      Occupancy
------------------------------------------------------  ------------ ----------  ---------     ----------   ----------    ----------

Retail Properties (leasable square feet)                 13,997,565  13,392,116     96%        13,748,913   13,188,363        96%
Rollingwood Apartments (# of units)                             282         281     99%               282          282       100%

Federal Realty Investment Trust
Regional Occupancy Analysis
September 30, 2001

--------------------------------------------------------------------------------


                                      Total Square                Occupancy
           Region                        Footage                   09/30/01
-----------------------------      ---------------------      ------------------

Northeast                                      7,519,308             96%

Mid-Atlantic                                   5,947,340             96%

West Coast                                     1,120,312             96%




--------------------------------------------------------------------------------



                                               Total Square        Occupancy
                Region                           Footage            09/30/01
--------------------------------      -----------------------   ----------------

Northeast
     Anchor                                         4,655,820             97%
     Small Shops                                    2,863,488             94%

Mid-Atlantic
     Anchor                                         2,724,891             98%
     Small Shops                                    3,222,449             94%

West
     Anchor                                           351,352            100%
     Small Shops                                      768,960             95%

Federal Realty Investment Trust
Retail Leasing Activity
September 30,  2001

------------------------------------------------------------------------------------------------------------------------------------

Comparable                                                                                                                 Estimated
                                               Weighted   Average Prior Average Current                     Percentage      Tenant
                        Number of   Square  Average Lease   Rent Per       Rent Per        Annualized        Increase    Improvement
    Rolling 12 Months Leases Signed  Feet    Term (Years)  Square Foot    Square Foot   Increase in Rent over Prior Rent     Costs
--------------------- ------------- ------- ------------- ------------- --------------- ---------------- --------------- -----------
    3rd Quarter 2001        77      200,388      6.1         $23.03       $     25.57       $  508,120              11%  $  935,000
    2nd Quarter 2001        65      206,158      7.3         $19.86       $     24.78       $1,014,599              25%  $1,697,000
    1st Quarter 2001        63      233,106      6.0         $17.27       $     19.64       $  554,492              14%  $  614,000
    4th Quarter 2000        69      197,642      5.9         $19.40       $     21.58       $  430,649              11%  $  313,000
         Total             274      837,294      6.3         $19.79       $     22.78       $2,507,860              15%  $3,559,000

Non-Comparable                                         Weighted                                               Estimated
                                                        Average                           Annualized            Tenant
                             Number of      Square       Lease          Average Rent        Current          Improvement
     Rolling 12 Months     Leases Signed     Feet    Term (Years)      Per Square Foot       Rent               Costs
----------------------     -------------   -------   -------------     ---------------   -----------         ------------
     3rd Quarter 2001           18          82,944       11.4              $31.97        $ 2,651,794          $        0
     2nd Quarter 2001           12         135,596       12.3              $17.22        $ 2,335,496          $  448,000
     1st Quarter 2001           16         299,677       19.5              $14.95        $ 4,479,734          $  735,000
     4th Quarter 2000           23         101,245       10.2              $31.82        $ 3,221,510          $        0
          Total                 69         619,462       14.1              $20.48        $12,688,534          $1,183,000

FEDERAL REALTY INVESTMENT TRUST
Development Pipeline
September 30, 2001

                                                                       Cost           Estimate To Complete
           Project                         Specifications             To Date          2001          2002
------------------------------------------------------------------------------------------------------------------------
                                                                                    ($  i n   m i l l i o n s )
DEVELOPMENT IN PROGRESS

Pentagon Row                              300,000 sf retail      (1)      $69           $11             $7
Arlington, Virginia                       500 apartment units

Santana Row (Phase I)                     538,000 sf retail      (3)     $202           $37           $213
San Jose, California                      501 residential units
                                          214 hotel rooms

                                                                       ------           ---           ----

                                                                         $271           $48           $220
LAND FOR DEVELOPMENT

The Shops at Tanasbourne                  400,000 sf retail               $16
Portland, Oregon                          12,000 sf office
                                                                       ------

Total In Progress and Future Development                                 $287
                                                                       ======

                                                              Total               Expected
                                                            Completed            Stabilized         Principal
           Project                         Thereafter          Cost                Return            Tenants
------------------------------------------------------------------------------------------------------------------------
DEVELOPMENT IN PROGRESS

Pentagon Row                                                $87  (2)                      9%       Bed, Bath & Beyond
Arlington, Virginia                                                                                Harris Teeter

Santana Row (Phase I)                          $23         $475  (4)           6.75% - 7.25% (5)   Borders Books
San Jose, California                                                                               Burberry
                                                                                                   Century Theaters
                                                                                                   Crate & Barrel
                                                                                                   Gucci
                                                                                                   Maggiano's
                                                                                                   Tommy Bahama
                                              ------       ----
                                               $23         $562

LAND FOR DEVELOPMENT

The Shops at Tanasbourne
Portland, Oregon

Total In Progress and Future Development


(1) Federal Realty will develop only the retail component of this project.

(2) Estimated total project cost before any significant recovery in litigation of damages incurred as a result of defaults under the original construction contract and replacement of the General Contractor.

(3) Phase I includes the "1,500 foot long main street", and nine buildings. Completion of eight buildings with 440,000 square feet of retail space is scheduled for August 2002 with the ninth or theater building to be completed twelve to eighteen months later. At October 31, 2001 leases for approximately 270,000 square feet of retail space have been executed or are under signed letters of intent. As a result of the retail leasing to date, more than 2/3's of the first floor space directly on Santana Row, the development's main street, is leased or under signed letter of intent.

(4) The estimated total cost for Phase I of $475 million includes the land and infrastructure for the later phases as well as Phase I. The infrastructure for the project encompasses the cost of obtaining zoning; off-site improvements such as curbs, curb cuts and an off-ramp for the highway; site work and grading; construction of the streets; common area amenities, parks and landscaping; a central utility plant with the capacity to service all phases of the project; technology initiatives; and the interest carry on these costs.

(5) Assumes all buildings in Phase I are open. Assumes a reduction from originally projected residential rents of $3.07 per foot to $2.25 per foot, assuming further weakening in the Silicon Valley market. Every $.10 cent increase in monthly rents will result in a 15 basis point increase in the stabilized return.

FOR IMMEDIATE RELEASE
NOVEMBER 1, 2001

Investor Inquiries                      Media Inquiries
------------------                      ---------------
Andrew Blocher                          Melissa Macchiavelli
Vice President, Investor
Relations & Finance                     Public Relations Manager
301/998-8166                            301/998-8168
ablocher@federalrealty.com              mmacchiavelli@federalrealty.com
--------------------------              -------------------------------


                   FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
                      THIRD QUARTER 2001 OPERATING RESULTS

     ROCKVILLE, MD (November 1, 2001) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2001.

o  Funds from operations (FFO) increased 8% to $0.70 per diluted share
o  Rental income increased 6% on a same-center basis
o  Retail leasing progresses at Santana Row


Financial Results
-----------------

Funds from operations for the quarter ended September 30, 2001 increased 10 % to $28.3 million from $25.8 million reported for the third quarter of 2000. On a per diluted share basis, funds from operations increased 8% from $0.65 in 2000 to $0.70 in 2001, beating consensus First Call expectations by $0.03. Net operating income, which includes interest income from mortgage notes receivable, was $52.7 million, an 8% increase from the $48.8 million reported for the third quarter of 2000.

Portfolio Results
-----------------

Rental income increased from $64.1 million in 2000 to $69.5 million in 2001, an
8% increase.   On a same-center basis, which ignores the impact of properties acquired, developed or sold during the analyzed periods, rental income increased 6% from $63.6 million to $67.5 million. Strong core operating performance, higher lease termination fees and low interest rates on variable rate debt were the primary force behind improvements in both net operating income and funds from operations.
                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2001 OPERATING RESULTS
November 1, 2001
Page 2

During the third quarter, the Trust signed leases for over 300,000 square feet of retail and office space. On a comparable retail space basis, the Trust re-leased 200,388 square feet at an average increase in rent per square foot of 11%. The weighted-average new rent on these same space leases was $25.57 per square foot compared to the previous average rent of $23.03 per square foot. At September 30, 2001, overall occupancy remained strong at 95.8%, compared to 95.6% for June 30, 2001 and 96.2% for September 30, 2000.

"Federal Realty's core portfolio has a long history of performing well through difficult economic times," Donald C. Wood, president and chief operating officer of Federal Realty Investment Trust stated, "While the impact of a recession results in uncertainty, the necessity-based nature of our shopping centers combined with superior demographics helps to insulate our core portfolio during economic downturns."

Development Activities
----------------------

At Pentagon Row, in Arlington, Virginia, several retail tenants comprising Buildings B and C opened for business during the third quarter; including Hudson Trail Outfitters, Home Elements, Sur La Table and a variety of restaurants, lifestyle stores and service operations. The Trust anticipates additional store openings in Buildings B and C in the fourth quarter and Building D in the first quarter of 2002. On an aggregate basis, Pentagon Row is currently 92% leased.

At Santana Row, Federal Realty's mixed-use community in San Jose, California, construction continues on schedule and on budget. Retail leasing progress remains steady as the Trust has executed 16 leases since the end of the second quarter. To date, the Trust has approximately 270,000 square feet either leased or under signed letter of intent. As a result of the Trust's retail leasing progress to date, more than two-thirds of the first floor space directly on Santana Row, the development's main street, is leased or under signed letter of intent.

                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2001 OPERATING RESULTS
November 1, 2001
Page 3

Commenting on the development, Steven J. Guttman, Federal Realty's chairman and chief executive officer stated, "We have made significant progress with respect to construction and retail leasing at Santana Row, even in the face of this difficult economy. Weakness in the Northern California residential market will negatively impact our short-term returns, however, we have reached a critical mass of retail tenancy to ensure a successful opening in August 2002."

Guidance and Conference Call Information
----------------------------------------

Federal Realty's management team will present a more in depth discussion of the Trust's operating performance and provide 2001 and 2002 earnings guidance on it's third quarter earnings conference call, which is scheduled for 1:00 P.M
ET, Friday November 2, 2001. To participate, please call (800) 474-8920 five to ten minutes prior to the start time. Federal Realty will also provide an online Web Simulcast on the company's web site, www.federalrealty.com. For those
                                         ---------------------
interested parties who are unable to participate in the conference call, a re-broadcast will be available online at www.federalrealty.com beginning on
                                      ---------------------
November 5, 2001. A telephone recording of the call can also be heard by dialing (888) 203-1112. The passcode for this replay is 593716.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of high quality retail and mixed-use properties. Federal Realty owns or has an interest in 56 community and neighborhood shopping centers comprising over 11 million square feet, primarily located in densely populated communities throughout the Northeast and Mid-Atlantic United States. The Trust's predominately grocery-anchored shopping center portfolio is one of the best-leased and most productive necessity-based portfolios in the industry. In addition, Federal Realty owns or has an interest in 97 retail and urban mixed-use properties comprising almost 3 million square feet located in strategic metropolitan markets across the United States. The Trust is nationally recognized for its main street revitalization programs as well as the development of urban mixed-use, pedestrian-friendly communities. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 34 consecutive years. Shares of Federal Realty are traded on the New York Stock Exchange under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.
   ---------------------
                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2001 OPERATING RESULTS
November 1, 2001
Page 4

Safe Harbor Language
--------------------

Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Federal Realty Investment Trust believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Federal's expectations are detailed from time to time in the Company's SEC reports and filings, including its annual report on Form 10-K. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


                                      ###

                             Financial Highlights
                     (in thousands, except per share data)
                                  (unaudited)

                                                                             Three Months Ended            Nine Months Ended
                                                                                September 30,                 September 30,
OPERATING RESULTS                                                                 2001        2000           2001             2000
-----------------                                                                 ----        ----           ----             ----
     Revenues
        Rental income                                                         $ 69,543    $ 64,101       $205,137         $192,584
        Other property income                                                    4,303       2,683         10,213            8,148
        Interest and other income                                                1,678       1,797          5,275            5,759
                                                                              --------    --------       --------         --------
                                                                                75,524      68,581        220,625          206,491
     Expenses
        Rental                                                                  15,410      13,015         45,632           41,057
        Real estate taxes                                                        7,398       6,741         20,877           19,720
        Interest                                                                17,680      15,992         52,360           49,521
        Administrative                                                           3,516       3,245          9,971            9,035
        Depreciation and amortization                                           15,153      13,440         44,110           39,433
                                                                              --------    --------       --------         --------
                                                                                59,157      52,433        172,950          158,766
                                                                              --------    --------       --------         --------

        Operating income before investors' share of operations                  16,367      16,148         47,675           47,725
        Investor's share of operations                                          (1,185)     (1,727)        (3,991)          (4,772)
                                                                              --------    --------       --------         --------
        Income before gain on sale of real estate                               15,182      14,421         43,684           42,953
        Gain on sale of real estate                                                 0           0           7,898            3,681
                                                                              --------    --------       --------         --------
        Net Income                                                              15,182      14,421         51,582           46,634
        Dividends on preferred stock                                            (1,988)     (1,988)        (5,963)          (5,963)
                                                                              --------    --------       --------         --------
        Net income available for common shareholders                          $ 13,194    $ 12,433       $ 45,619         $ 40,671
                                                                              ========    ========       ========         ========
        Earnings per common share, basic                                      $   0.34        0.32       $   1.17         $   1.05
                                                                              ========    ========       ========         ========
        Earnings per common share, diluted                                    $   0.33        0.32       $   1.16         $   1.04
                                                                              ========    ========       ========         ========
        Weighted average shares outstanding, basic                              39,347      38,695         39,061           38,812
        Weighted average shares outstanding, diluted                            40,492      39,774         40,136           39,949

        Funds from Operations
             Net income available for common shareholders                     $ 13,194    $ 12,433       $ 45,619         $ 40,671
             Less: (gain) on sale of real estate                                     0           0         (7,898)          (3,681)
             Add: depreciation and amortization of real estate assets           13,764      12,229         40,139           35,852
             Add: amortization of initial direct costs of leases                 1,039         897          3,015            2,597
             Add: income attributable to operating partnership units               289         278          1,049            1,022
                                                                              --------    --------       --------         --------

        Funds from operations                                                 $ 28,286    $ 25,837       $ 81,924         $ 76,461
                                                                              ========    ========       ========         ========

        Funds from operations per share, diluted                              $   0.70    $   0.65       $   2.04         $   1.91
                                                                              ========    ========       ========         ========

                                                                                                     September 30,     December 31,
BALANCE SHEET DATA                                                                                           2001             2000
------------------                                                                                           ----             ----
     Assets                                                                                          (unaudited)
        Real estate, at cost
        Operating                                                                                      $1,778,561       $1,679,289
        Development                                                                                       286,841          175,624
                                                                                                       ----------       ----------
                                                                                                        2,065,402        1,854,913
        Accumulated depreciation and amortization                                                        (386,381)        (351,258)
                                                                                                       ----------       ----------
                                                                                                        1,679,021        1,503,655
        Mortgage notes receivable                                                                          35,505           47,360
        Cash and investments                                                                               14,636           11,357
        Receivables                                                                                        13,718           13,092
        Other assets                                                                                       52,070           45,615
                                                                                                       ----------       ----------
     Total assets                                                                                      $1,794,950       $1,621,079
                                                                                                       ==========       ==========

     Liabilities and Shareholders' Equity
        Obligations under capital leases, mortgages and construction loans                             $  410,663         $340,152
        Notes payable                                                                                     295,884          209,005
        Senior Notes                                                                                      410,000          410,000
        5 1/4% Convertible subordinated debentures                                                         75,289           75,289
        Other liabilities                                                                                 138,308          118,979

     Shareholders' Equity                                                                                 464,806          467,654
                                                                                                       ----------       ----------
                                                                                                       $1,794,950       $1,621,079
                                                                                                       ==========       ==========

                               Glossary of Terms

Average occupancy costs: Includes rent, common area maintenance expense, real estate taxes, merchant association dues and other charges

Economic occupancy: The square footage generating rental income expressed as a percentage of its total rentable square feet.

Leases signed - comparable: Represents leases signed on spaces for which there was a former tenant.

Leases signed - noncomparable: Represents leases signed on spaces for which there was no previous tenant, i.e expansion space or space that was previously non-leasable.

Leases signed - prior rent: Total rent paid by the previous tenant; includes minimum and percentage rent.

Net Operating Income: Gross revenues, including interest income, less rental expenses and real estate taxes.

Occupancy: The currently leased portion of a property expressed as a percentage of its total rentable square feet; includes square feet covered by leases for stores not yet opened.

Overall occupancy: Occupancy for the entire portfolio -- includes all operating properties owned in reporting period.

Same center occupancy: Occupancy for only those properties owned and operating in the periods being compared. Excludes centers purchased or sold as well as properties under redevelopment and development.

Tenant improvement costs: Represents the total dollars committed for the improvement (fit-out) of a space as relates to a specific lease. The amounts shown represent not only the estimated cost to fit-out the tenant space, but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.